EXHIBIT 10.19.1

                         URSTADT BIDDLE PROPERTIES INC.

                     NON-STATUTORY STOCK OPTION CERTIFICATE



This certificate evidences a non-incentive stock option to purchase Common stock and/or Class A Common stock of Urstadt Biddle Properties Inc. (the "Corporation") granted to the non-employee Director Participant named below under the Corporation's Amended and Restated Stock Option Plan (the "Plan"). The options are subject to the terms and conditions of the Plan, as the Plan may from time to time be amended, and to the additional provisions stated below. The Participant acknowledges receipt of a copy of the Plan. The provisions of the Plan are herein incorporated by reference.

1.       Participant:               ________________________

2. Number of Common shares of the Corporation subject to the option: _____ Number of Class A Common shares of the Corporation subject to the option: _____

3.       Date of grant: ________________________

4.       Expiration Date:  ________________________


5.       Option Price:              Common shares:            $_______
                                    Class A Common shares:    $_______

6. Exercise of Option: This option shall become exercisable on __________, or upon any earlier death or disability of the Participant or Change of Control (as defined in the Plan). The option may be exercised for five years after the Participant ceases to be a Director for any reason, including death or disability (but in no event after the Expiration
         Date).

7. Limited Transferability: This option may not be transferred by the Participant otherwise than by will or by the laws of descent and distribution, and during the Participant's lifetime is exercisable only by him.


                                         URSTADT BIDDLE PROPERTIES INC.


                                         By:_________________________________
                                                     Chairman